Exhibit 23.1

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
9175 E Kenyon Avenue
Denver, CO 80237
303-796-0099

May 5, 2005

LETTER OF CONSENT

RE: AUDITED FINANCIAL INFORMATION

We hereby consent to the incorporation by reference of our report as of March 18, 2005 relating to the audited financial statements of Force Protection, Inc. that are included in the registration statement on amended Form S-B2 for the year ended December 31, 2004 and dated March 18, 2005.

/s/Jaspers + Hall, PC